As filed with the Securities and Exchange Commission on November 9, 2006

                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ____________________________


                               STEVEN MADDEN, LTD.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                   13-3588231
      (State or Other Jurisdiction of                    (I.R.S. Employer
      Incorporation or Organization)                    Identification No.)


           52-16 Barnett Avenue
         Long Island City, New York                           11104
  (Address of Principal Executive Offices)                  (Zip Code)

                          ____________________________

                  Steven Madden, Ltd. 2006 Stock Incentive Plan
                            (Full Title of the Plan)
                          ____________________________


            Jamieson A. Karson                             Copy to:
   Chairman and Chief Executive Officer
            Steven Madden, Ltd.                     Brian B. Margolis, Esq.
           52-16 Barnett Avenue                       Proskauer Rose LLP
     Long Island City, New York 11104                   1585 Broadway
  (Name and Address of Agent for Service)           New York, New York 10036
                                                        (212) 969-3000

             (718) 446-1800
   (Telephone Number, Including Area Code,
           of Agent For Service)

                          ____________________________

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum    Proposed Maximum          Amount
 Title Of Each Class Of Securities    Amount To Be     Offering Price         Aggregate               Of
          To Be Registered           Registered(1)      Per Share(2)      Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per    1,200,000          $38.86            $46,632,000            $4,990
   share
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 1,200,000 shares available for issuance under the Steven Madden, Ltd. 2006 Stock Incentive Plan and reflects the 3-for-2 stock split effective May 25, 2006. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Steven Madden, Ltd. 2006 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2) Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant's common stock as reported by The Nasdaq Stock Market on November 7, 2006

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Steven Madden, Ltd., a Delaware corporation (the "Company" or the "Registrant"), are incorporated by reference herein:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 14, 2006 (as amended by the Company's Amended Annual Reports on Form 10-K/A, filed with the Commission on March 15, 2006, May 8, 2006 and July 5, 2006);

(b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006, filed with the Commission on May 10, 2006 and August 9, 2006, respectively;

(c) the Company's Current Reports on Form 8-K, filed with the SEC on January 6, 2006, February 3, 2006, February 13, 2006, April 13, 2006,
         April 20, 2006 (as amended by the Company's Amended Current Report on Form 8-K/A, filed with the Commission on April 24, 2006), May 2, 2006, May 12, 2006, July 3, 2006 and November 1, 2006; and

(d) the description of the Company's Common Stock provided in the Company's Registration Statement on Form SB-2, filed with the Commission on August 5, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") which provides for indemnification of directors and officers in certain circumstances.

         Article Ten of the Company's Amended and Restated Certificate of Incorporation states as follows:

         The Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         The above discussion of the DGCL and of the Company's Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, certificate of incorporation and bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description
-----------       -----------

4.1               Certificate of Incorporation of Steven Madden, Ltd.
                  (incorporated by reference to Exhibit 1 of the Registrant's Current Report on Form 8-K filed with the Commission on November 23, 1998, is incorporated herein by reference).

4.2 Amended & Restated By-Laws of Steven Madden, Ltd (incorporated by reference to Exhibit 3.02 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002, is incorporated herein by reference).

5                 Opinion of Proskauer Rose LLP.*

23.1              Consent of Eisner LLP.*

23.2              Consent of Proskauer Rose LLP (included in Exhibit 5).

24                Power of Attorney (included on signature page).*

---------------------

*  Filed herewith.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i)      If the registrant is relying on Rule 430B:

         (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         The undersigned registrant hereby further undertakes:

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York on this 9th day of November, 2006.


                                 STEVEN MADDEN, LTD.


                                 By: /s/ JAMIESON KARSON
                                     -------------------------------------------
                                     Name:  Jamieson A. Karson
                                     Title: Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jamieson A. Karson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                       Date
---------                        -----                                       ----

/s/ JAMIESON KARSON              Chairman, Chief Executive Officer and       November 9, 2006
---------------------------      Director (Principal Executive Officer)
Jamieson A. Karson


/s/ ARVIND DHARIA                Chief Financial Officer (Principal          November 9, 2006
---------------------------      Accounting and Financial Officer)
Arvind Dharia


/s/ JEFFREY BIRNBAUM             Director                                    November 9, 2006
---------------------------
Jeffrey Birnbaum


/s/ MARC S. COOPER               Director                                    November 9, 2006
---------------------------
Marc S. Cooper


/s/ HAROLD KAHN                  Director                                    November 9, 2006
---------------------------
Harold Kahn


/s/ JOHN L. MADDEN               Director                                    November 9, 2006
---------------------------
John L. Madden


/s/ PETER MIGLIORINI             Director                                    November 9, 2006
---------------------------
Peter Migliorini


/s/ RICHARD P. RANDALL           Director                                    November 9, 2006
---------------------------
Richard P. Randall


/s/ THOMAS H. SCHWARTZ           Director                                    November 9, 2006
---------------------------
Thomas H. Schwartz


/s/ WALTER YETNIKOFF             Director                                    November 9, 2006
---------------------------
Walter Yetnikoff

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1               Certificate of Incorporation of Steven Madden, Ltd.
                  (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on November 23, 1998, is incorporated herein by reference).

4.2 Amended & Restated By-Laws of Steven Madden, Ltd (incorporated by reference to Exhibit 3.02 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002, is incorporated herein by reference).

5                 Opinion of Proskauer Rose LLP.*

23.1              Consent of Eisner LLP.*

23.2              Consent of Proskauer Rose LLP (included in Exhibit 5).

24                Power of Attorney (included on signature page).*

---------------------

*  Filed herewith.